Exhibit 99.2
Office of the United States Trustee

In re:
     The Kushner-Locke Company

Chapter 11

Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB;
LA 01-44833-SB through LA 01-44836-SB;
and LA 01-44841-SB)
DEBTOR IN POSSESSION OPERATING REPORT

Report Number:	68	Page 1 of 2

For the Period FROM:	6/1/2007

TO:	6/30/2007

1	Profit and Loss Statement (Accrual Basis Only)
	A.	Related to Business Operations
		Gross Sales		$—

		Costs Related to Revenues (Film Cost Amortization)

		Gross Profit			—
		Less: Operating Expenses
		Officer Compensation	22,000

		Salaries and Wages - Other Employees	15,000

		Total Salaries and Wages		37,000

		Employee Benefits and Pensions

		Employer Payroll Taxes/Fees	2,069

		Other Taxes	8,800

		Total Taxes		10,869

		Rent and Lease Expense (including parking)	440

		Distribution/Delivery Expenses	238

		Interest Expense

		Insurance

		Automobile Expense/Mileage

		Utilities (incl. Phone, phone equipment, internet)	400

		Depreciation and Amortization

		Business Equipment Leases

		Business Expense reimbursement	619

		Storage Expense	989

		Supplies, Office Expenses, Photocopies, etc.	36

		Bad Debts

		Miscellaneous Operating Expenses	292

		Total Operating Expenses		50,884

		Net Gain/Loss from Business Operations			(50,884)

	B.	Not related to Business Operations
		Income
		Interest Income

		Other Non-Operating Revenues		—

		Gross Proceeds on Sale of Assets

		Less: Original Cost of Assets plus expenses of sale

		Net Gain/Loss on Sale of Assets		—

		Total Non-Operating Income			—

		Expenses Not Related to Business Operations
		Legal and Professional Service Fees		49,621

		Other Non-Operating Expenses (Board/Trustee fees)

		Total Non-Operating Expenses			49,621

NET INCOME/(LOSS) FOR PERIOD					$(100,505)

DEBTOR IN POSSESSION OPERATING REPORT NO: 68 Page 2 of 2
2	Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days		—
Overdue 31-60 days	—
Overdue 61-90 days	—
Overdue 91 -120 days	—
Overdue Over 121 days	—
Due in the Future		1,360,189

TOTAL	—	1,360,189

3	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.
4	Tax Liability

No tax payments were paid or payable during the reporting period other than payroll taxes shown above.
5	Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2008	1/14/2008
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2008	2/14/2008
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2008	3/3/2008
6	Questions:
A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?

☐ Yes Explain:

☑ No
B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?

☐ Yes Explain:

☑ No
7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period: $195,400.52
8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.
9	Quarterly Fees:

Paid
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

Debtor in Possession